Additional Shareholder Information
(unaudited)


Results of a Special Meeting
of Shareholders

On December 11, 2006, a Special Meeting of Shareholders was held to vote on various proposals recently approved by the Fund's Board Members. The following tables provide the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the following proposals: (1) elect
Board Members, and (2) Revise Fundamental
Investment Policies.


Proposal 1: Elect Board
Members.
                                 Authority                     Broker
    Nominees:       Votes For     Withheld                    Non-Votes
                                              Abstention
                                                  s

 Paul R. Ades     123,276,317.  3,082,135.67       0.000              0.000
                           131             2
 Andrew L.        123,263,371.  3,095,081.02       0.000              0.000
 Breech                    782             1
 Dwight B. Crane  123,262,454.  3,095,997.98       0.000              0.000
                           821             2
 Robert M.        123,177,621.  3,180,831.67       0.000              0.000
 Frayn, Jr.                132             1
 Frank G.         123,240,887.  3,117,565.07       0.000              0.000
 Hubbard                   733             0
 Howard J.        123,237,577.  3,120,875.74       0.000              0.000
 Johnson                   056             7
 David E.         123,181,879.  3,176,573.40       0.000              0.000
 Maryatt                   401             2
 Jerome H.        123,151,423.  3,207,029.15       0.000              0.000
 Miller                    644             9
 Ken Miller       123,225,633.  3,132,819.29       0.000              0.000
                           504             9
 John J. Murphy   123,258,467.  3,099,985.05       0.000              0.000
                           753             0
 Thomas T.        123,271,369.  3,087,083.69       0.000              0.000
 Schlafly                  107             6
 Jerry A.         123,159,026.  3,199,426.10       0.000              0.000
 Viscione                  695             8
 R. Jay Gerken,   123,180,648.  3,177,804.45       0.000              0.000
 CFA                       353             0



Proposal 2: Revise Fundamental Investment
Policies.

                                                               Broker
  Items Voted On    Votes For       Votes                     Non-Votes
                                  Against     Abstention
                                                  s
 Legg Mason Partners Global High Yield Bond
 Fund
 Borrowing Money  68,137,190.0  1,275,167.79  1,973,938.     20,736,029.000
                            30             2         260
 Underwriting     68,162,791.3  1,239,850.79  1,983,653.     20,736,029.000
                            21             6         965
 Lending          68,131,571.2  1,306,451.10  1,948,273.     20,736,029.000
                            70             8         704
 Issuing Senior   68,142,977.7  1,238,596.46  2,004,721.     20,736,029.000
 Securities                 78             6         838
 Real Estate      68,178,189.6  1,232,649.75  1,975,456.     20,736,029.000
                            44             0         688
 Commodities      68,101,729.1  1,284,576.27  1,999,990.     20,736,029.000
                            20             4         688
 Concentration    68,008,773.9  1,309,392.42  2,068,129.     20,736,029.000
                            65             9         688
 Diversification  68,035,906.0  1,335,996.36  2,014,393.     20,736,029.000
                            31             3         688
 Investment in
 other
    Investment    68,154,638.8  1,420,405.70  1,811,251.     20,736,029.000
 Companies                  25             9         548


                                                               Broker
  Items Voted On    Votes For       Votes                     Non-Votes
                                  Against     Abstention
                                                  s
 Legg Mason Partners
 Strategic Bond Fund
 Borrowing Money  5,111,103.54   257,713.106  342,668.92      1,722,335.000
                             8                         1
 Underwriting     5,109,720.54   254,900.106  346,864.92      1,722,335.000
                             8                         1
 Lending          5,108,173.54   262,561.106  340,750.92      1,722,335.000
                             8                         1
 Issuing Senior   5,093,914.44   277,871.209  339,699.92      1,722,335.000
 Securities                  5                         1
 Real Estate      5,095,080.44   263,023.209  353,381.92      1,722,335.000
                             5                         1
 Commodities      5,094,739.49   256,428.163  360,317.92      1,722,335.000
                             1                         1
 Concentration    5,087,352.59   263,222.060  360,910.92      1,722,335.000
                             4                         1
 Diversification  5,072,432.54   275,532.106  363,520.92      1,722,335.000
                             8                         1
 Investment in
 other
    Investment    5,101,681.44   270,318.209  339,485.92      1,722,335.000
 Companies                   5                         1